FOR IMMEDIATE RELEASE

Special Devices, Incorporated Completes Divestiture of Scot, Incorporated Subsidiary

MOORPARK, Calif., September 22, 2000 - Special Devices, Incorporated (SDI), a leading designer and manufacturer of highly reliable, precision-engineered pyrotechnic devices for the aerospace and automotive industries, completed the previously announced divestiture of its wholly-owned subsidiary, Scot, Incorporated, to an investor group. Scot, located in Downers Grove, IL, manufactures mission critical and other pyrotechnic devices for the aerospace and defense industries. The transaction closed yesterday.

First Union Securities Corporation advised SDI in the transaction. Houlihan Lokey Howard & Zukin advised SDI's Board of Directors.

Special Devices, Incorporated is a privately held corporation whose principal shareholders are affiliates of J.F. Lehman & Company. For more information regarding SDI, contact 805-553-1200.